F O R            I M M E D I A T E            R E L E A S E

Media Contact: Bob Hetherington
901.682.1360
bhether@earthlink.net
Financial Contact: Randall H. Brown
901.259.2500
rbrown@edrtrust.com

Education Realty Trust Announces Third-Quarter Cash Dividend

Memphis, Tennessee, October 11, 2005 – Education Realty Trust, Inc. (NYSE: EDR), America’s most experienced provider of collegiate student housing, today announced that its board of directors has declared a cash dividend of $0.30 per share of common stock for the quarter ended September 30, 2005. The dividend is payable on November 7, 2005 to shareholders of record as of the close of business on October 24, 2005.

The latest declaration brings to $0.79 cents per share the total dividends paid or pledged to shareholders through the company’s first eight months of operation as a public company.

About Education Realty Trust

Education Realty Trust is one of America’s largest owners and operators of collegiate student housing, owning and/or managing approximately 28,910 beds at 43 properties serving 35 universities in 21 states and developing communities with 3,633 beds. Totals do not include the pending purchase of 13 properties with 5,894 beds from Place Properties. EDR is one of the largest real estate investment trusts (REITs) focused solely on collegiate student housing, and is the nation’s most experienced provider of collegiate student housing, as the successor to the first national company to own, build, and operate collegiate student residences. For more information about EDR, please visit the company’s Web site at www.educationrealty.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Education Realty Trust’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause EDR’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include the risk that the pending acquisition of student housing properties from Place Properties L.P. may not close on a timely basis, or at all, if certain conditions set forth in the purchase agreement are not satisfied. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the “Business-Risk Factors” section of EDR’s annual report on Form 10-K for the year ended December 31, 2004. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

-#-